SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2003

HORIZON GROUP PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-24123	38-3407933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4200 Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 917-8870

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events

The shares of Horizon Group Properties, Inc. (the “Company”) are currently listed on the NASDAQ SmallCap Market (“NASDAQ”).  Based on shareholders’ equity as of December 31, 2002 and March 31, 2003, the Company did not meet NASDAQ’s financial requirements for continued listing.  The Company has been working with NASDAQ and has been granted an extension to July 25, 2003 to meet these requirements.  In connection with this extension, the Company agreed to certain requirements including filing with NASDAQ and the SEC an unaudited condensed consolidated balance sheet as of May 31, 2003 indicating that, as of that date, the Company is in compliance with the requirement of having at least $2.5 million of shareholders’ equity.  There can be no assurance that the Company will continue to meet the NASDAQ requirements applicable to the listing of its shares.

The Company’s unaudited condensed consolidated balance sheet as of May 31, 2003 is attached hereto as an exhibit.

ITEM 7.  Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description
10.109	Horizon Group Properties, Inc. Unaudited Condensed Consolidated Balance Sheet as of May 31, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GROUP PROPERTIES, INC.

Date:	July 16, 2003	By:	/s/ David R. Tinkham
		Name:	David R. Tinkham
		Title:	Chief Financial Officer and Secretary